Rule 424(B)(3)

File No. 333-150703

EXHIBIT A

AMERICAN DEPOSITARY SHARES
(Each American Depositary
Share represents ten (10) deposited Shares)

IT IS EXPECTED THAT PREFERRED SHARES DEPOSITED HEREUNDER WILL BE REGISTERED ON THE SHARE REGISTER MAINTAINED BY THE RUSSIAN SHARE REGISTRAR IN THE NAME OF TНE DEPOSITARY OR ITS NOMINEE OR OF ITS CUSTODIAN OR ITS NOMINEE. OWNERS AND BENEFICIAL OWNERS SHOULD BE AWARE, HOWEVER, THAT THE RUSSIAN FEDERATION’S SYSTEM OF SHARE REGISTRATION AND CUSTODY CREATES CERTAIN RISKS OF LOSS THAT ARE NOT NORMALLY ASSOCIATED WITH INVESTMENTS IN OTHER SECURITIES MARKETS. THE DEPOSITARY WILL NOT BE LIABLE FOR THE UNAVAILABILITY OF PREFERRED SHARES OR FOR THE FAILURE TO MAKE ANY DISTRIBUTION OF CASH OR PROPERTY WITH RESPECT THERETO AS A RESULT OF SUCH UNAVAILABILITY.

THE DEPOSITARY HAS BEEN ADVISED BY RUSSIAN COUNSEL THAT COURTS IN THE RUSSIAN FEDERATION WILL NOT RECOGNIZE OR ENFORCE JUDGMENTS OBTAINED IN THE NEW YORK COURTS.

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR PREFERRED SHARES OF
SURGUTNEFTEGAS PJSC
(INCORPORATED UNDER THE LAWS OF THE RUSSIAN FEDERATION)

The Bank of New York, as depositary (hereinafter, the ”Depositary”), hereby certifies that __________________________________________________________________________,
or registered assigns IS THE OWNER OF

________________________________

AMERICAN DEPOSITARY SHARES

representing deposited preferred shares, nominal value 1.00 Ruble each (herein called “Shares”), of SURGUTNEFTEGAS PJSC, incorporated under the laws of the Russian Federation (herein called the “Company”). At the date hereof, each American Depositary Share represents ten (10) Shares deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the Moscow, Russian Federation, office of ING Bank (Eurasia) (herein called the “Custodian”). The Depositary's Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at 240 Greenwich Street, New York, N.Y. 10286.

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK, N.Y. 10286

1.	THE DEPOSIT AGREEMENT

This American Depositary Receipt is one of an issue (herein called “Receipts”), all issued and to be issued upon the terms and conditions set forth in the amended and restated deposit agreement, dated as of April 8, 2008 (herein called the “Deposit Agreement”), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of American Depositary Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called “Deposited Securities”). Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2.	SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES

Upon surrender at the Corporate Trust Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement and accompanied by such documents as the Depositary may require (including a purchase/sale contract relating to the transfer of the Shares) and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.9 of the Deposit Agreement and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Deposit Agreement, the Charter of the Company and the Deposited Securities, the Owner hereof is entitled to delivery to him or upon his order, of the amount of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of (a) certificates or other documents evidencing title (including extracts from the Share Register) in the name of the Owner hereof or as ordered by him, or certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him, and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt, to such Owner or as ordered by him. The Depositary shall direct the Custodian or its agents to cause the transfer and recordation by the Russian Share Registrar on the Share Register of the Shares being withdrawn in the name of such Owner or as directed by him, and the Company shall ensure that such transfer and recordation is effected within 3 Business Days (or as soon thereafter as possible) of the Russian Share Registrar’s receipt of such documentation as may be required by applicable law and the reasonable and customary regulations of the Russian Share Registrar. Upon such transfer and recordation, the Custodian shall deliver at the Moscow, Russian Federation, office of the Custodian, subject to Sections 2.6, 3.1 and 3.2 and the other terms and conditions of the Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, documents evidencing title (including extracts from the Share Register) for the amount of Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, except that, if and to the extent practicable, the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary. At the request, risk and expense of any Owner so surrendering this Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents evidencing title for (as described above), the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

3.	TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS

The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, without unreasonable delay, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to execution, delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian or Registrar may require payment from the depositor of the Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and expenses as provided in this Receipt, and may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such reasonable regulations as the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, this Article 3.

The delivery of Receipts against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body, or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to the provisions of the following sentence. Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of the Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, or (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares. The Depositary has agreed to comply with written instructions of the Company that the Depositary will not accept for deposit under the Deposit Agreement any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws of the United States.

4.	LIABILITY OF OWNER OR BENEFICIAL OWNER FOR TAXES

If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner hereof to the Depositary, and such Owner or Beneficial Owner shall be deemed liable therefore. In addition to any other remedies available to it, the Depositary may refuse to effect any transfer of this Receipt or any withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt until such payment is made, and may withheld any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner hereof shall remain liable for any deficiency. The obligations of Owners and Beneficial Owners under this Article 4 shall survive any transfer of Receipts pursuant to Section 2.4 of the Deposit Agreement, any surrender of Receipts and withdrawal of the Deposited Securities pursuant to Section 2.5 of the Deposit Agreement, or the termination of the Deposit Agreement pursuant to Section 6.2 of the Deposit Agreement.

5.	WARRANTIES ON DEPOSIT OF SHARES

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefore are validly issued, fully paid, non-assessable, and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized to do so. Every such person shall also be deemed to represent that such Shares are not, and the Receipts evidencing the American Depositary Shares representing such Shares would not be, Restricted Securities. Such representations and warranties shall survive the deposit of Shares and delivery of Receipts.

6.	FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION

Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, evidence of payment of applicable taxes and other governmental charges, or such information relating to the registration on the books of the Russian Share Registrar to execute such certificates and to make such representations and warranties, as the Depositary, or the Company, upon written notice to the Depositary, may deem necessary or proper. The Depositary may, and the reasonable written request of the Company will, withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof, evidence or other information is filed or such certificates are executed or such representations and warranties are made to the satisfaction of the Depositary and the Company. Each Owner and Beneficial Owner agrees to provide any information requested by the Company or the Depositary pursuant to Section 3.1 of the Deposit Agreement and this Article 6. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that all conditions to deposit have been satisfied, any necessary approval has been granted by any governmental body in the Russian Federation which is then performing the function of the regulation of currency exchange and all applicable taxes, charges, fees and expenses have been paid.

7.	CHARGES OF DEPOSITARY

The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present detailed statements for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares, by any Owner of Receipts or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3 of the Deposit Agreement), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share Register of the Company maintained by the Russian Share Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Sections 2.3, 4.3 or 4.4 of the Deposit Agreement and the surrender of Receipts pursuant to Section 2.5 or 6.2 of the Deposit Agreement, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to Sections 4.1 through 4.4 of the Deposit Agreement, (7) a fee $.01 or less per American Depositary Share (or portion thereof) per year to cover such expenses as are incurred for inspections by the Depositary the Custodian or their respective agents of information from the Share Register maintained by the Russian Share Registrar, which shall be payable as provided in clause 10 below, (8) a fee for the distribution of securities pursuant to Section 4.2 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 8 treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners, (9) in addition to any fee charged under clause 6, a fee of $.02 or less per American Depositary Share (or portion thereof) per annum for depositary services, which will be payable as provided in clause 10 below and (10) any other charges payable by the Depositary, any of the Depositary’s agents, including the Custodian, or the agents of the Depositary’s agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.6 and shall be collected at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Article 8 hereof, may own and deal, in accordance with applicable law, in any class of securities of the Company and its affiliates and in Receipts.

8.	PRE-RELEASE OF RECEIPTS

The Depositary may execute and deliver Receipts against rights to receive Shares from the Company. No such issue of Receipts shall be deemed a “Pre-Release” subject to the restrictions of the following paragraph.

Unless requested by the Company to cease doing so, notwithstanding Section 2.3 of the Deposit Agreement, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.2 of that Agreement (a “Pre-Release”). The Depositary may, pursuant to Section 2.5 of the Deposit Agreement, deliver Shares upon the surrender and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts or Shares are to be delivered (the ”Pre-Releasee”), that the Pre-Releasee, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized (such collateral marked to market daily) with cash or such other collateral as the Depositary reasonably deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares represented by American Depositary Shares which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case by case basis as it deems appropriate. The collateral referred to in clause (b) above shall be held by the Depositary for the benefit of the Owners as security for the performance of the obligations to deliver Shares set forth in clause (a) above (and shall not, for the avoidance of doubt, constitute Deposited Securities).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing. The Company shall have no liability to any Owner with respect to any representations, actions or omissions by the Depositary, any holder of Receipts, or any Owner or any of their respective agents pursuant to Section 2.9 of the Deposit Agreement.

9.	TITLE TO RECEIPTS

It is a condition of this Receipt and every successive Owner and Beneficial Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes, and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement to any holder of this Receipt unless such holder is the Owner hereof.

10.	VALIDITY OF RECEIPT

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.

11.	REPORTS; INSPECTION OF TRANSFER BOOKS

The Company currently furnishes with the Securities and Exchange Commission (hereinafter called the “Commission”) or makes available certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934. Such reports and communications will be available for inspection and copying by Owners and Beneficial Owners at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington D.C. 20549 or on the Company’s public Internet website at www.surgutneftegas.ru/eng.

The Depositary will make available for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Owners of Receipts (i) copies of such reports when furnished by the Company pursuant to Section 5.6 the Deposit Agreement, (ii) copies of any written communications provided to the Depositary by the Russian Share Registrar pursuant to Section 5.13(a)(v) of the Deposit Agreement; and (iii) copies of any notices given or required to be given by the Depositary pursuant to Section 5.13(d) of the Deposit Agreement. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

The Depositary will keep books, at its Corporate Trust Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company, including, without limitation, a matter related to the Deposit Agreement or the Receipts.

12.	DIVIDENDS AND DISTRIBUTIONS

Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert, as promptly as practicable, such dividend or distribution into dollars and will distribute, as promptly as practicable, the amount thus received (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.9 of the Deposit Agreement) to the Owners of Receipts entitled thereto; provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of the Receipts evidencing the American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Section 4.11 and 5.9 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Sections 4.1, 4.3 or 4.4 of the Deposit Agreement, the Depositary will, as promptly as practicable, cause the securities or property received by it to be distributed to the Owners entitled thereto, in any manner that the Depositary may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary reasonably deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.9 of the Deposit Agreement) will be distributed by the Depositary to the Owners of Receipts entitled thereto all in the manner and subject to the conditions described in Section 4.1 of the Deposit Agreement; provided, however, that no distribution to Owners pursuant to Section 4.2 of the Deposit Agreement will be unreasonably delayed by any action of the Depositary or any of its agents.

If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may and will, if the Company shall so request, distribute, as promptly as practicable, to the Owners of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.9 of the Deposit Agreement. The Depositary may withhold any such distribution of Receipts under Section 4.3 of the Deposit Agreement if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act of 1933 or is exempt from registration under the provisions of such Act. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1 of the Deposit Agreement; provided, however, that no distribution to Owners pursuant to Section 4.3 of the Deposit Agreement will be unreasonably delayed by any action of the Depositary or any of its agents. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) or any deposit of Shares, transfer of Receipts or withdrawal of Deposited Securities under the Deposit Agreement is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto. The Depositary will forward to the Company such information from its records as the Company may request to enable the Company to file necessary reports with governmental authorities or agencies, and either Company or the Depositary may file any such reports necessary to obtain benefits under any applicable tax treaties for Owners.

13.	RIGHTS

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may, and at the request of the Company shall, distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will promptly make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of the Deposit Agreement, and shall, pursuant to Section 2.3 of the Deposit Agreement, execute and deliver Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of this Article 13, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines, after consultation with the Company, that it is not lawful and feasible to make such rights available to all or certain Owners, it may, and at the request of the Company shall use its best efforts that are reasonable under the circumstances to, sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.9 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise. Such proceeds will be distributed as promptly as practicable in accordance with Section 4.1 of the Deposit Agreement.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in the Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

14.	CONVERSION OF FOREIGN CURRENCY

Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, into the Depositary's foreign investment account of securities, property or rights, into the Depositary’s foreign investment account in the Russian Federation, and if at the time of receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, as promptly as practicable, by sale or in any other manner that it may determine, in accordance with applicable law, such foreign currency into Dollars, and such Dollars shall be distributed as promptly as practicable to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file, as promptly as practicable, such application for approval or license; provided, however, that the Depositary will be entitled to rely on local Russian counsel in such matters, which counsel shall be instructed to act as promptly as practicable.

If at any time any foreign currency received by the Depositary or the Custodian is not, pursuant to applicable law, convertible, in whole or in part, into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary cannot be promptly obtained, or if any such approval or license is not promptly obtained, the Depositary shall, (a) as to that portion of the foreign currency that is convertible into Dollars, make such conversion and if permitted by applicable law, transfer such Dollars to the United States for distribution in accordance with the first paragraph of Section 4.5 of the Deposit Agreement and of this Article 14, and (b) as to the nonconvertible balance, if any, (i) if requested in writing by an Owner, distribute the foreign currency (or an appropriate document evidencing the right to receive foreign currency) received by the Depositary to such Owner and (ii) if not so requested by an Owner, hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners.

15.	RECORD DATES

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date, which date shall be the date determined by the Company for the relevant Deposited Securities or as near to that date as practicable (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, (b) on or after which each American Depositary Share will represent the changed number of Shares or (c) for the determination of the Owners who shall be responsible for any fee assessed by the Depositary pursuant to Section 5.9 of the Deposit Agreement.

16.	VOTING OF DEPOSITED SECURITIES

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, in such form as approved by the Company, which shall contain (a) such information as is contained in such notice of meeting received by Depositary (or if requested by the Company, a summary of such information provided by the Company), (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of the law of the Russian Federation and of the Charter of the Company, to instruct the Depositary as to the exercise of the voting rights, if any pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given. Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable, to cause to be voted (by power of attorney delivered to the Company or its designee) the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions issued by the Owners and Beneficial Owners.

17.	CHANGES AFFECTING DEPOSITED SECURITIES

In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, in its reasonable discretion, after consultation with the Company, and will, if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities. Promptly upon receipt of notice from the Company pursuant to Section 5.6 of the Deposit Agreement of the occurrence of any of the events referred to in the first sentence of this Article 17, the Depositary will give notice thereof to all Owners.

18.	LIABILITY OF THE COMPANY AND DEPOSITARY

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any Receipt, if by reason of (a) any provision of any present or future law or regulation of the United States, the Russian Federation or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any act of God or war or terrorism or other circumstances beyond its control, or (b) in the case of the Depositary only, (i) any act or failure to act of the Company or its agents, including the Russian Share Registrar, or their respective directors, employees, agents or affiliates, (ii) any provision, present or future, of the Charter of the Company or any other instrument of the Company governing the Deposited Securities, or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, the Depositary or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed (including, in the case of the Depositary, delivery of any Deposited Securities or distribution of cash or property in respect thereof pursuant to Sections 4.1 through 4.4 of the Deposit Agreement); nor shall the Depositary or the Company or any of their respective directors, employees, agents or affiliates incur any liability to any Owner or holder of any Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, (iii) for the inability of any Owner or holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners or holders, or (iv) for any special, consequential or punitive damages for any breach of the terms of the Deposit Agreement or in the Charter of the Company. Where, by the terms of a distribution pursuant to Sections 4.1, 4.2, or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, or for any other reason, the Depositary is prevented or prohibited from making such distribution or offering available to Owners, and the Depositary is prevented or prohibited from disposing of such distribution or offering on behalf of such Owners and making the net proceeds available to such Owners, then the Depositary, after consultation with the Company, shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Beneficial Owners of Receipts, except that (i) the Company agrees to perform its obligations specifically set forth in the Deposit Agreement and (ii) the Depositary agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, on behalf of any Owner, Beneficial Owner or other person, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information; provided, however, that in the case of the Company, advice of or information from legal counsel is from recognized U.S. counsel for U.S. legal issues, recognized Russian legal counsel for Russian legal issues and recognized counsel from any other jurisdiction for legal issues with respect to that jurisdiction. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or inaction is in good faith. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary shall not be liable to the Company, any Owner or Beneficial Owner or any other person for the unavailability of Deposited Securities or for the failure to make any distribution of cash or property with respect thereto as a result of (i) any act or failure to act of the Company or its agents, including the Russian Share Registrar, or their respective directors, employees, agents or affiliates, (ii) any provision of any present or future law or regulation of the United States, the Russian Federation or any other country, (iii) any provision of any present or future regulation of any governmental or regulatory authority or stock exchange, (iv) any provision of any present or future Charter of the Company or any other instrument of the Company governing the Deposited Securities, (v) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or (vi) any act of God or war or other circumstance beyond its control. The Company shall not be liable to the Depositary, any Owner or Beneficial Owner or holder of any Receipts or any other person for the unavailability of the Deposited Securities or for the failure to make any distribution of cash or property with respect thereto as a result of (i) any provision of any present or future law or regulation of the United States, the Russian Federation or any other country, (ii) any provision of any present or future regulation of any governmental or regulatory authority or stock exchange or (iii) any act of God or war or other circumstance beyond its control. No Owner or Beneficial Owner shall be deemed to possess any rights held by any Company shareholder under Russian law or the Charter (including, but not limited to, the right, if any, to receive any particular dividend amount or rate with respect to the Shares) as a result of any provision in the Deposit Agreement, and, as such, the Company shall not, as a result of any provision of the Deposit Agreement, be liable, or otherwise owe any duty or obligation, to any Owner or Beneficial Owner for any rights, duties or obligations owed by the Company to any one of its shareholders as such under Russian law or the Charter. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.	RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint a substitute or additional custodian or custodians upon approval of such appointment with the Company.

20.	AMENDMENT

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners of Receipts in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees and cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

21.	TERMINATION OF DEPOSIT AGREEMENT

The Depositary at any time at the direction of the Company, shall terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, such termination to be effective on a date specified in such notice not less than 30 days after the date thereof, if at any time 30 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary and (b) payment of any applicable taxes or governmental charges and the fees and expenses of the Depositary, including the fee of the Depositary for the surrender of Receipts referred to in Article 8 hereof and Section 2.5 of the Deposit Agreement, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in the manner provided in Section 2.5 of the Deposit Agreement. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of four months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not therefore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges), and except as provided in Section 5.8 of the Deposit Agreement. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 of the Deposit Agreement.

22.	ARBITRATION; WAIVER OF IMMUNITIES

(a) Any dispute, controversy, claim or cause of action (each a “Dispute”) brought by any party to the Deposit Agreement or Owner, Beneficial Owner or holder hereof against the Company solely to enforce or interpret the Deposit Agreement shall be referred to and finally resolved by arbitration in accordance with the Rules of the London Court of International Arbitration (“LCIA Rules”), which rules are deemed to be incorporated by reference into this Section 7.6, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. For the sake of clarity, any Dispute that in whole or in part arises from or seeks to enforce or interpret any rights granted to or held by holders of Shares or other Deposited Securities under Russian law or the Charter (including, without limitation, in respect of a failure to make any Company-authorized or legally required distribution of cash or property) must be resolved in accordance with the terms of Section 7.6(d) below and any arbitrator or arbitrators appointed under LCIA Rules shall be without authority to resolve any such Dispute.

The place of the arbitration shall be London, England, and the language of the arbitration shall be English. Notwithstanding any amendments that may be made to the LCIA Rules hereafter, (i) Disputes relating to the meaning and scope of this Section 7.6(a) shall be finally resolved in accordance with Section 7.6(d), and (ii) there shall be no authority for any claims to be arbitrated on a class action basis; an arbitration can only decide an individual party’s claim and may not consolidate or join the claims of other persons who may have similar claims.

The number of arbitrators shall be three, each of whom shall be disinterested in such Dispute and shall not be related in any way to any of the parties to the Disputes and shall be an attorney experienced in international securities transactions. If a Dispute shall involve two parties, each shall appoint one arbitrator, and if there are more than two parties, the parties shall attempt to align themselves in two sides (i.e., claimant and respondent), each of which shall appoint one arbitrator as if there were only two parties to such Dispute. In either case, the third arbitrator who shall become the Chairman of the arbitration tribunal shall be appointed and selected by the two arbitrators appointed as described above. If such alignment and appointment shall have not occurred within twenty (20) calendar days after the initiating party serves the arbitration demand, or if the Chairman shall have not been determined within twenty (20) calendar days after the appointment of the second arbitrator, any arbitrators not appointed shall be appointed by the London Court of International Arbitration. The parties and the London Court of International Arbitration may appoint arbitrators from among the nationals of any country, whether or not a party is a national of that country; provided, however, that the Chairman of the arbitration tribunal may not be a national of the country of which any party to the Dispute is a resident.

The arbitrators shall have no authority to award damages not measured by the prevailing party's actual damages, no authority to award consequential, special or punitive damages and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of the Deposit Agreement.

(b) Any Dispute brought against the Company solely by the Depositary in its own capacity, and not derivatively on behalf of holders of Shares, other Deposited Securities or Receipts, or its directors, officers, agents or affiliates (“Depositary Parties”), including, without limitation, claims relating to the enforcement or interpretation of the Deposit Agreement, shall be referred to and finally resolved by arbitration in accordance with Section 7.6(a) of the Deposit Agreement; provided, however, that any Dispute arising from or seeking to enforce or interpret any rights granted to or held by holders of Shares or other Deposited Securities under Russian law or the Charter (including, without limitation, in respect of a failure to make any Company-authorized or legally required distribution of cash or property) must be resolved in accordance with the terms of Section 7.6(d) of the Deposit Agreement and any arbitrator or arbitrators appointed under LCIA Rules shall be without authority to resolve such Dispute.

(c) Any Dispute brought against any of the Depositary Parties, including, without limitation, claims relating to the enforcement or interpretation of the Deposit Agreement, shall be referred to and finally resolved by arbitration in accordance with Section 7.6(a) of the Deposit Agreement; provided, however, that any Dispute arising from or seeking to enforce or interpret any rights granted to or held by holders of Shares or other Deposited Securities under Russian law or the Charter (including, without limitation, in respect of a failure to make any Company-authorized or legally required distribution of cash or property) shall not be brought against the Depositary but must be resolved in accordance with the terms of Section 7.6(d) of the Deposit Agreement and any arbitrator or arbitrators appointed under LCIA Rules shall be without authority to resolve such Dispute.

(d) Any Dispute brought against the Company by any party other than the Depositary Parties that is not governed by Section 7.6(a), (b) or (c) of the Deposit Agreement (including, without limitation, (i) any Dispute arising from or seeking to enforce or interpret any rights granted to or held by holders of Shares or other Deposited Securities under Russian law or the Charter (whether or not such Dispute is brought by such a holder) (including, without limitation, in respect of a failure to make any Company-authorized or legally required distribution of cash or property), or (ii) any Dispute relating to the meaning and scope of this Section 7.6 of the Deposit Agreement) shall only be brought in Arbitrazh Court in the Russian Federation (the “Arbitrazh Court”). Each of the parties other than Depositary Parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the Arbitrazh Court (and any appellate courts to which an appeal properly may be taken under Russian law) for any such claim, and irrevocably and unconditionally (i) agrees not to commence any such claim except in Arbitrazh Court, (ii) waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such claim in the Arbitrazh Court, and (iii) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such claim in the Arbitrazh Court.

Notwithstanding the foregoing, in the event that a court of competent jurisdiction determines that any such Dispute governed by Section 7.6(d) of the Deposit Agreement may not be heard by the Arbitrazh Court, that claim shall be referred to and finally resolved by arbitration before the International Commercial Arbitration Court at the Chamber of Commerce and Industry of the Russian Federation and may not be brought in any other court or jurisdiction. In this case the place of arbitration shall be Moscow, and the language of arbitration shall be Russian. In addition, there shall be no authority for any claims to be arbitrated on a class action basis; an arbitration can only decide an individual party’s claim and may not consolidate or join the claims of other persons who may have similar claims. Moreover, the arbitrators shall have no authority to award damages not measured by the prevailing party's actual damages, no authority to award consequential, special or punitive damages and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of the Deposit Agreement.

(e) This Section 22 sets forth the exclusive fora for referring, commencing and resolving Disputes between or among any parties to the Deposit Agreement; as such, no Dispute between or among any parties to the Deposit Agreement can be referred, commenced or resolved in any other forum except for the London Court of International Arbitration, the Arbitrazh Court or the International Commercial Arbitration Court at the Chamber of Commerce and Industry of the Russian Federation, as more specifically set forth above.

23.	REGISTRATION OF SHARES; RUSSIAN SHARE REGISTRAR; SHARE REGISTER

(а) The Company has agreed in the Deposit Agreement that it shall, at any time and from time to time:

(i) take any and all actions as may be necessary to assure the accuracy and completeness of all information set forth in the Share Register maintained by the Russian Share Registrar in respect of the Shares or Deposited Securities;

(ii) provide or cause the Russian Share Registrar to provide to the Depositary, the Custodian or their respective agents information from the Share Register in the form set forth under applicable Russian laws and rules relating to the Share Register, in order to permit the Depositary, the Custodian or their respective agents to regularly (and in any event not less than monthly) confirm the number of Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of the Deposit Agreement and, in connection therewith, to provide the Depositary, the Custodian or their respective agents, upon request, with a true and correct copy of the extract from the Share Register duly certified by the Russian Share Registrar;

(iii) ensure that the Russian Share Registrar within 3 Business Days (or as soon thereafter as possible) after receipt from the Custodian or any of its agents of such documentation as may be required by applicable law and the reasonable and customary regulations of the Russian Share Registrar) effects the re-registration of ownership of Deposited Securities in the Share Register in connection with any deposit or withdrawal of Shares of Deposited Securities under the Deposit Agreement;

(iv) permit and cause the Russian Share Registrar to permit the Depositary or the Custodian to register any Shares or other Deposited Securities held hereunder in the name of the Depositary, the Custodian or their respective nominees (which may, but need not be, a non-resident of the Russian Federation); and

(v) ensure that the Russian Share Registrar promptly notifies the Depositary in writing at any time that the Russian Share Registrar (A) no longer will be able materially to comply with, or has engaged in conduct that indicates it will not materially comply with, the provisions of the Deposit Agreement relating to it (including, without limitation, Section 5.13 thereof); (B) has materially breached the provisions of the Deposit Agreement relating to it (including, without limitation, Section 5.13 thereof) and has failed to cure such breach within a reasonable time.

(b) The Company and the Depositary have agreed in the Deposit Agreement that the Depositary or the Custodian will regularly (and in any event not less than monthly) confirm the number of Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of the Deposit Agreement. In the event of any material discrepancy between the records of the Depositary or the Custodian and the Share Register, then, if an officer of the ADR Department of the Depositary has actual knowledge of such discrepancy, the Depositary will promptly notify the Company. Subject to the terms and conditions of the Depositary Agreement, the Company has agreed that (whether or not it has received any notification from the Depositary) it will (i) use its best efforts to cause the Russian Share Registrar to reconcile its records to the records of the Depositary or the Custodian and to make such corrections or revisions in the Share Register as may be necessary in connection therewith, and (ii) to the extent the Company is unable to so reconcile such records, promptly instruct the Depositary to notify the Owners of the existence of such discrepancy. Upon receipt of such instruction, the Depositary will promptly give such notification to the Owners pursuant to Section 4.9 of the Deposit Agreement (it being understood that the Depositary may at any time give such notification to the Owners, whether or not it has received instructions from the Company) and will promptly cease issuing Receipts pursuant to Section 2.2 of the Deposit Agreement until such time as, in the opinion of the Depositary, such records have been appropriately reconciled..

(c)       The Company agrees that it shall be liable for any act or failure to act on the part of the Russian Share Registrar and that the Company shall be liable for the unavailability of Deposited Securities caused by acts performed or omitted in Russia or for the failure to make any Company-authorized or legally required distribution of cash or property with respect thereto as a result of (i) any act or failure to act of the Company or its agents, including the Russian Share Registrar, or their respective directors, employees, agents or affiliates, (ii) any provision of any present or future Charter of the Company or any other instrument of the Company governing the Deposited Securities, or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof; provided, however, that except as provided in Section 5.8 under no circumstances shall the Company be liable for (A) any unavailability of the Deposited Securities or failure to make any distribution of cash or property with respect thereto or (B) any act or failure to act of the Company or the Russian Share Registrar, in either case if caused by the Company’s or the Russian Share Registrar’s compliance with, or as a result of, then applicable Russian law or regulation or an act or order of a judicial authority in Russia.

24.	DISCLOSURE OF INTERESTS

The Company or the Depositary may from time to time request Owners to provide information as to capacity in which such Owners own or owned Receipts and regarding the identity of any other persons then or previously having a beneficial interest in such Receipts and the nature of such interest and various other matters. Each Owner agrees to provide any information requested by the Company or the Depositary pursuant to Section 3.4 of the Deposit Agreement and this Article 24. To the extent that provisions of or governing any Deposited Securities (including the Company's Charter or applicable law) may require the disclosure of beneficial or other ownership of the Deposited Securities, other Shares and other securities to the Company and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, Owners and Beneficial Owners are required to comply with all such disclosure requirements and ownership limitations and to cooperate with the Depositary's compliance with the Company’s instructions as to Receipts in respect of any such enforcement or limitation.